Exhibit 31.1: Sarbanes-Oxley Certification
Date
I, E. Todd Whittemore, Executive Vice President of Aurora Loan Services LLC., certify that:
I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of
Structured Asset Securities Corporation
Mortgage Pass-Through Certificates
Series 2005-S5
;
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing or similar, agreement, for inclusion in these reports is included in these reports;
I am responsible for reviewing the activities performed by the master servicer under the pooling and servicing, or similar, agreement, and based on upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the master servicer has fulfilled its obligations under that agreement; and
The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
Title
U.S. Bank National Association, as Trustee
Signature
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3/29/06
/s/ E. Todd Whittemore
Executive Vice President
GMAC Mortgage Corporation, as Servicer
Option One Mortgage Corporation, as Servicer